Exhibit 99.1

                 MBIA Document Subpoenas Supplemented

    ARMONK, N.Y.--(BUSINESS WIRE)--March 30, 2005--MBIA Inc. (NYSE:
MBI) announced that today it received additional requests from the New York Attorney General's Office (NYAG) and the Securities and Exchange Commission (SEC) that supplement the subpoenas it received in late 2004. The requests seek documents relating to the Company's accounting treatment of advisory fees; its methodology for determining loss reserves and case reserves; instances of purchase of credit default protection on itself; and documents relating to Channel Reinsurance Ltd., a reinsurance company of which MBIA is part owner. The requests cover the period January 1, 2000 to the present. MBIA is cooperating fully with the NYAG and the SEC.

    MBIA Inc., through its subsidiaries, is a leading financial guarantor and provider of specialized financial services. MBIA's innovative and cost-effective products and services meet the credit enhancement, financial and investment needs of its public and private sector clients, domestically and internationally. MBIA Inc.'s principal operating subsidiary, MBIA Insurance Corporation, has a financial strength rating of Triple-A from Moody's Investors Service, Standard & Poor's Ratings Services, Fitch Ratings, and Rating and Investment Information, Inc. MBIA has offices in London, Madrid, Milan, New York, San Francisco, Singapore, Sydney and Tokyo. Please visit MBIA's Web site at http://www.mbia.com.

    CONTACT: MBIA Inc.
             Michael Ballinger, 914-765-3893